News Release

For Immediate Release:	For More Information, Contact:
October 23, 2024	Hillary Kestler
704-644-4137

First Bancorp Reports Third Quarter Results

SOUTHERN PINES, N.C. - First Bancorp (the "Company") (NASDAQ - FBNC), the parent company of First Bank, reported third quarter earnings today. At the end of September, Hurricane Helene greatly impacted portions of our footprint in Western North Carolina and the upstate of South Carolina. We quickly initiated a response for our associates, customers and communities in these areas, and our most important priority was and continues to be making sure our people are taken care of during this difficult time. Our team rallied together to support our customers and the communities we serve. While some of our facilities suffered damage during the storm, we have worked to restore service for our customers as quickly and fully as possible. Richard H. Moore, CEO and Chairman of the Company, stated “I am proud of our Company and associates who responded quickly and poured out their hearts and resources to assist those who suffered devastating impacts. We are here for our teammates, customers and communities and are committed to supporting them in this tremendous time of need. In anticipation of our customers' potential challenges to recover from the storm, we took an additional $13 million in provision for credit losses during the quarter.”

The Company announced net income of $18.7 million, or $0.45 per diluted common share, for the three months ended September 30, 2024 compared to $28.7 million, or $0.70 per diluted common share, for the three months ended June 30, 2024 ("linked quarter") and $29.9 million, or $0.73 per diluted common share, for the third quarter of 2023 ("like quarter"). These results include the potential impacts of Hurricane Helene of $13.4 million ($10.3 million after-taxes). For the nine months ended September 30, 2024, the Company recorded net income of $72.7 million, or $1.76 per diluted common share, compared to $74.5 million, or $1.81 per diluted common share, for the nine months ended September 30, 2023.

For the third quarter, in accounting for the potential impacts of Hurricane Helene, we realized pre-tax impacts totaling $13.4 million, comprised of $13.0 million of provision for potential credit loss exposure in our footprint hardest hit by Helene, $300 thousand of estimated property damages and an additional $100 thousand of other impacts. After considering the tax effect of these items, our net income was reduced by $10.3 million. Before the impact from these items, our adjusted net income was $29.0 million, or $0.70 per diluted share, for the third quarter and $83.0 million, or $2.01 per diluted share, for the nine months ended September 30, 2024.

Third Quarter 2024 Highlights

•Tax equivalent net interest margin ("NIM") increased 3 basis points to 2.90% for the third quarter of 2024, up from 2.87% for the linked quarter and down from 2.97% in the like quarter. For the nine months ended September 30, 2024, NIM fell to 2.86% from 3.12% in the same period in 2023. Due to the proximity to quarter end, the Federal Reserve rate reduction in mid-September had a minimal benefit to our third quarter NIM.
•Earnings per share, ("EPS") was $0.45 per diluted share for the third quarter of 2024 and $1.76 per diluted share for the nine months ended September 30, 2024. Adjusted EPS for the third quarter of 2024

Third Quarter 2024 Results
remained steady from the linked quarter at $0.70 per diluted share and increased to $2.01 per diluted share for the nine months ended September 30, 2024 from $1.81 per diluted share for the nine months ended September 30, 2023. See Appendix E for components of this calculation.
•Net income was $18.7 million for the third quarter of 2024 and $72.7 million for the nine months ended September 30, 2024. Adjusted net income increased to $29.0 million for the third quarter of 2024 from $28.7 million in the linked quarter and to $83.0 million for the nine months ended September 30, 2024 from $74.5 million for the nine months ended September 30, 2023. See Appendix E for components of this calculation.
•Capital grew during the quarter with a total common equity tier 1 ratio of 14.34% (estimated) and a total risk-based capital ratio of 16.44% (estimated) as of September 30, 2024, both increasing from the linked quarter.
•Credit quality continues to be strong with a nonperforming assets ("NPA") to total assets ratio of 0.38% as of September 30, 2024, a 1 basis point increase from the linked quarter.
•Loans totaled $8.0 billion at September 30, 2024, reflecting contractions of $56.3 million and $13.5 million for the quarter and year-over-year, respectively.
•Noninterest-bearing demand accounts were 32% of total deposits at September 30, 2024, which is consistent with historical trends. During the third quarter of 2024, customer deposits grew $56.6 million and brokered deposits contracted $39.5 million leading to an increase in total deposits of $17.1 million.
•Total loan yield increased to 5.51%, up 1 basis points from the linked quarter and 19 basis points from the like quarter.
•Total cost of funds remained low at 1.81% for the quarter ended September 30, 2024, consistent with the linked quarter.
•The on-balance sheet liquidity ratio was 17.7% at September 30, 2024, up from 16.3% for the linked quarter. Available off-balance sheet sources totaled $2.4 billion at September 30, 2024, resulting in a total liquidity ratio of 35.2%.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2024 was $83.0 million compared to $81.1 million for the linked quarter, reflecting an increase of 2.4%. Net interest income for the third quarter of 2024 decreased 2.0% from $84.7 million for the like quarter. The increase in net interest income from the linked quarter was driven by an increase in the yields on earning assets, partially offset by an increase in the cost of interest-bearing liabilities. The decline in net interest income from the like quarter was driven by an increase in the cost of funds, partially offset by an increase in earning assets.

The Company’s tax-equivalent NIM was 2.90%, an increase of 3 basis points compared to 2.87% for the linked quarter. Increases in yields on assets and the benefit of asset mix changes and reduction in wholesale funding outpaced the increases in rates on liabilities, which resulted in the increase in net interest income and NIM as compared to the linked period. While the total cost of funds remained consistent at 1.81% during the third quarter of 2024, loan yields rose from 5.50% for the linked quarter to 5.51% for the quarter ended September 30, 2024.

Third Quarter 2024 Results

	For the Three Months Ended
YIELD INFORMATION	September 30, 2024	June 30, 2024	September 30, 2023

Yield on loans	5.51%	5.50%	5.32%
Yield on securities	1.70%	1.73%	1.75%
Yield on other earning assets	4.90%	4.71%	4.58%
Yield on total interest-earning assets	4.55%	4.52%	4.31%

Rate on interest-bearing deposits	2.59%	2.54%	1.95%
Rate on borrowings	7.97%	7.09%	5.88%
Rate on total interest-bearing liabilities	2.66%	2.65%	2.20%
Total cost of funds	1.81%	1.81%	1.46%

Net interest margin (1)	2.88%	2.84%	2.95%
Net interest margin - tax-equivalent (2)	2.90%	2.87%	2.97%
Average prime rate	8.43%	8.50%	8.43%

(1) Calculated by dividing annualized net interest income by average earning assets for the period.
(2) Calculated by dividing annualized tax-equivalent net interest income by average earning assets for the period. The tax-equivalent amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed assuming a 23% tax rate and is reduced by the related nondeductible portion of interest expense.

Included in interest income for the third quarter of 2024 was loan purchase accounting discount accretion of $2.0 million compared to $2.3 million for the linked quarter and $2.8 million for the like quarter, with the decreases related to the continued reduction of the loan portfolio acquired from GrandSouth Bancorporation ("GrandSouth") in January of 2023. Loan discount accretion had positive impacts of 6 basis points, 6 basis points and 11 basis points, respectively, on the Company's NIM in the third quarter of 2024, the linked quarter and the like quarter.

The following table presents the impact to net interest income of the purchase accounting adjustments for each period.

	For the Three Months Ended
NET INTEREST INCOME PURCHASE ACCOUNTING ADJUSTMENTS ($ in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

Interest income - increased by accretion of loan discount on acquired loans	$2,003	$2,303	$2,766
Total interest income impact	2,003	2,303	2,766
Interest expense - increased by discount accretion on deposits	(174)	(224)	(709)
Interest expense - increased by discount accretion on borrowings	(193)	(190)	(215)
Total net interest expense impact	(367)	(414)	(924)
Total impact on net interest income	$1,636	$1,889	$1,842

Provision for Credit Losses and Credit Quality

For the three months ended September 30, 2024 and September 30, 2023, the Company recorded $14.2 million and zero in provision for credit losses, respectively. The provision for the third quarter of 2024 was driven by an incremental provision of $13.0 million related to potential loan exposure from Hurricane Helene and net charge-offs of $2.1 million partially offset by generally improving updated economic forecasts, which are a key driver in the Company's CECL model, as well as a reduction in the level of unfunded commitments. Within the portions of Western North and South Carolina that were significantly impacted by Hurricane Helene, the Company

Third Quarter 2024 Results
identified borrowers with approximately $750 million of loans outstanding. Given that the storm impacted the area just prior to September 30, 2024 and recovery continues in many communities, the Company performed analyses to identify possible impacts from the storm and has reserved accordingly based upon the information available at this time. The Company applied increased reserve rates based upon severe economic factors to the approximately $750 million of loans in the path of Helene. Additionally, the Company performed an initial evaluation of the largest commercial loans in that population and applied incremental reserves to those loans that were suspected of having higher potential property damage or economic impact from the storm. The incremental provision related to the potential exposure from Hurricane Helene added 16 basis points to the ACL as of September 30, 2024.

Asset quality remained strong with annualized net loan charge-offs of 0.11% for the third quarter of 2024. Total NPAs remained at a low level at $45.9 million at September 30, 2024, or 0.38% of total assets, up slightly from 0.37% at June 30, 2024. This is compared to $38.8 million, or 0.32% of total assets, at September 30, 2023 with the increase year-over-year being attributable primarily to activity in the SBA loan portfolio.

The following table presents the summary of NPAs and asset quality ratios for each period.

ASSET QUALITY DATA ($ in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

Nonperforming assets
Nonaccrual loans	$34,125	$33,102	$26,884
Modifications to borrowers in financial distress	10,262	10,495	10,723
Total nonperforming loans	44,387	43,597	37,607
Foreclosed real estate	1,519	1,150	1,235
Total nonperforming assets	$45,906	$44,747	$38,842

Asset Quality Ratios
Quarterly net charge-offs to average loans - annualized	0.11%	0.07%	0.11%
Nonperforming loans to total loans	0.55%	0.54%	0.47%
Nonperforming assets to total assets	0.38%	0.37%	0.32%
Allowance for credit losses to total loans	1.53%	1.36%	1.35%

Noninterest Income

Total noninterest income for the third quarter of 2024 was $13.6 million, a 7.3% decrease from the $14.6 million recorded in the linked quarter and a 10.5% decrease from the $15.2 million recorded for the like quarter. As compared to the linked and like quarters, noninterest income was lower primarily due to lower Other income, net of $1.5 million and $2.0 million, respectively.

While the variance from the linked quarter was impacted by the sale of branch property, the variance from both the linked and like quarters was also impacted by the timing of the recognition of gain and loss from other investment activity, which does not include available for sale or held to maturity securities.

Noninterest Expenses

Noninterest expenses amounted to $59.9 million for the third quarter of 2024 compared to $58.3 million for the linked quarter and $62.2 million for the like quarter. The $1.6 million, or 2.7%, increase in noninterest expense from the linked quarter was driven by a $2.1 million increase in Salaries incentives and commissions expense, partially driven by variable compensation. This increase in Salaries expense was partially offset by a $0.2 million reduction in Employee benefits expense and a $0.3 million reduction in Other operating expenses. Occupancy and

Third Quarter 2024 Results
equipment related expenses for the third quarter of 2024 included $0.3 million of expenses related to the recovery from Hurricane Helene.

The primary contributor to the higher noninterest expense in the third quarter of 2023 was higher Other operating expenses of $2.4 million.

Balance Sheet

Total assets at September 30, 2024 amounted to $12.2 billion, an increase of $92.6 million, or 3.06% annualized, from the linked quarter and an increase of $175.5 million, or 1.46%, from a year earlier. The increase from the linked quarter was primarily related to higher interest-bearing cash balances, partially offset by lower loan balances. The increase from the like quarter was primarily related to higher interest-bearing cash balances, partially offset by intentional reductions in investment securities.

Quarterly average balances for key balance sheet accounts are presented below.

	For the Three Months Ended
AVERAGE BALANCES ($ in thousands)	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023	Change 3Q24 vs 2Q24	Change 3Q24 vs 3Q23

Total assets	$12,126,613	$12,055,281	$12,026,195	$12,005,778	0.6%	1.0%
Investment securities, at amortized cost	2,784,863	2,883,662	3,143,756	3,180,846	(3.4)%	(12.4)%
Loans	8,019,730	8,070,814	8,087,450	7,939,783	(0.6)%	1.0%
Earning assets	11,489,227	11,462,112	11,477,007	11,405,307	0.2%	0.7%
Deposits	10,509,237	10,432,309	10,131,094	10,180,046	0.7%	3.2%
Interest-bearing liabilities	7,230,326	7,249,562	7,204,165	7,071,407	(0.3)%	2.2%
Shareholders’ equity	1,445,029	1,378,283	1,280,812	1,303,249	4.8%	10.9%

Driven by improvement in the unrealized loss on available for sale securities during the third quarter, total investment securities at carrying value increased to $2.4 billion at September 30, 2024. This reflects an increase of $38.4 million from the linked quarter. Due to the intentional reductions in investment securities during the second quarter of 2024, total investment securities at carrying value fell $206.6 million from September 30, 2023. During the third quarter of 2024, the Company made no purchases or sales of investment securities. Total unrealized loss on available for sale investment securities was $331.5 million at September 30, 2024, as compared to $410.1 million at June 30, 2024 and $521.7 million at September 30, 2023.

Total loans amounted to $8.0 billion at September 30, 2024, a decrease of $56.3 million, or 2.8%, from June 30, 2024 and a decrease of $13.5 million, or 0.2%, from September 30, 2023. As presented below, our total loan portfolio mix has remained relatively consistent with the exception of Construction, development & other land loans, which, as a percentage of the loan portfolio, has fallen from 13% at September 30, 2023 to 9% at September 30, 2024 and Residential 1-4 family real estate,which, as a percentage of the loan portfolio, has increased from 19% at September 30, 2023 to 22% at September 30, 2024. As of September 30, 2024, there were no notable concentrations in geographies or industries, including in office or hospitality categories, which are included in the "commercial real estate - non-owner occupied" category in the table below. The Company's exposure to non-owner occupied office loans represented approximately 5.7% of the total portfolio at September 30, 2024, with the largest loan being $26.6 million and an average loan outstanding balance of $1.3 million. Non-owner occupied office loans are generally in non-metro markets and the 10 largest loans in this category represent less than 2% of the total loan portfolio.

Third Quarter 2024 Results
The following table presents the balance and portfolio percentage by loan category for each period.

LOAN PORTFOLIO	September 30, 2024		June 30, 2024		September 30, 2023
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Commercial and industrial	$847,284	11%	$863,366	11%	$893,910	11%
Construction, development & other land loans	760,949	9%	764,418	9%	1,008,289	13%
Commercial real estate - owner occupied	1,226,050	15%	1,250,267	16%	1,252,259	16%
Commercial real estate - non-owner occupied	2,572,901	32%	2,561,803	32%	2,509,317	31%
Multi-family real estate	460,565	6%	497,187	6%	405,161	5%
Residential 1-4 family real estate	1,737,133	22%	1,729,050	21%	1,560,140	19%
Home equity loans/lines of credit	331,072	4%	326,411	4%	331,108	4%
Consumer loans	76,787	1%	76,638	1%	67,169	1%
Loans, gross	8,012,741	100%	8,069,140	100%	8,027,353	100%
Unamortized net deferred loan fees	797		708		(316)
Total loans	$8,013,538		$8,069,848		$8,027,037

Total deposits were $10.5 billion at September 30, 2024, an increase of $17.1 million, or 0.6%, from June 30, 2024 and an increase of $269.5 million, or 2.6%, from September 30, 2023. The quarter-to-date deposit growth is comprised of organic growth of customer deposits of $56.6 million, partially offset by a contraction of $39.5 million in brokered deposits.

The Company has a diversified and granular deposit base which has remained a stable funding source with noninterest-bearing deposits comprising 32% of total deposits at September 30, 2024. Our deposit mix has remained relatively consistent, with the exception of increased growth in money market accounts, as presented in the table below.

DEPOSIT PORTFOLIO	September 30, 2024		June 30, 2024		September 30, 2023
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Noninterest-bearing checking accounts	$3,350,237	32%	$3,339,678	32%	$3,503,050	34%
Interest-bearing checking accounts	1,426,356	13%	1,400,071	13%	1,458,855	14%
Money market accounts	4,189,174	40%	4,150,429	40%	3,635,523	36%
Savings accounts	541,501	5%	558,126	5%	638,912	6%
Other time deposits	602,148	6%	601,212	6%	626,870	6%
Time deposits >$250,000	385,995	4%	389,281	4%	359,704	4%
Total customer deposits	10,495,411	100%	10,438,797	100%	10,222,914	100%
Brokered deposits	9,518	—%	49,032	—%	12,489	—%
Total deposits	$10,504,929	100%	$10,487,829	100%	$10,235,403	100%

As of September 30, 2024 and June 30, 2024, estimated insured deposits totaled $6.5 billion, or 61.8%, and $6.4 billion, or 61.3%, respectively, of total deposits. In addition, at September 30, 2024 and June 30, 2024, there were collateralized deposits of $730.8 million and $762.2 million, respectively, such that approximately 68.7% and 68.6%, respectively, of our total deposits were insured or collateralized at the current quarter end.

Third Quarter 2024 Results

Capital

The Company remains well-capitalized by all regulatory standards, with an estimated total risk-based capital ratio at September 30, 2024 of 16.44%, up from both the linked quarter ratio of 16.24% and like quarter ratio of 15.26%. The increase in risk-based capital ratio was driven by increased shareholders' equity with additional impact from shifts in the balance sheet with the reduction in loans being more than offset by higher cash balances which carry a lower risk-weighting.

The Company has elected to exclude accumulated other comprehensive income ("AOCI") related primarily to available for sale securities from common equity tier 1 capital. AOCI is included in the Company’s tangible common equity ("TCE") to tangible assets ratio (a non-GAAP financial measure) which was 8.47% at September 30, 2024, an increase of 57 basis points from the linked quarter and an increase of 183 basis points from September 30, 2023. The increases in TCE for the current quarter and year-over-year were driven by earnings and improvements in the level of unrealized losses on the available for sale investment portfolio for the period. Refer to Appendix B for a reconciliation of common equity to TCE and Appendix D for a calculation of the TCE ratio.

CAPITAL RATIOS	September 30, 2024 (estimated)	June 30, 2024	September 30, 2023

Tangible common equity to tangible assets (non-GAAP)	8.47%	7.90%	6.64%
Common equity tier I capital ratio	14.34%	13.99%	12.93%
Tier I leverage ratio	11.29%	11.24%	10.72%
Tier I risk-based capital ratio	15.16%	14.79%	13.71%
Total risk-based capital ratio	16.44%	16.24%	15.26%

Liquidity

Liquidity is evaluated as both on-balance sheet (primarily cash and cash-equivalents, unpledged securities and other marketable assets) and off-balance sheet (readily available lines of credit and other funding sources). The Company continues to manage liquidity sources, including unused lines of credit, at levels believed to be adequate to meet its operating needs for the foreseeable future.

The Company's on-balance sheet liquidity ratio (net liquid assets as a percent of net liabilities) at September 30, 2024 was 17.7%. In addition, the Company had approximately $2.4 billion in available lines of credit at that date resulting in a total liquidity ratio of 35.2%.

Third Quarter 2024 Results

About First Bancorp

First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina, with total assets of $12.2 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 113 branches in North Carolina and South Carolina. Since 1935, First Bank has taken a tailored approach to banking, combining best-in-class financial solutions, helpful local expertise, and technology to manage a home or business. First Bank also provides SBA loans to customers through its nationwide network of lenders.

Please visit our website at www.LocalFirstBank.com for more information.

First Bancorp's common stock is traded on The NASDAQ Global Select Market under the symbol "FBNC." Member FDIC, Equal Housing Lender.

Caution about Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other words or phrases concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to this press release by wire services, internet services or other media.

Third Quarter 2024 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED INCOME STATEMENT
	For the Three Months Ended			For the Nine Months Ended
($ in thousands, except per share data - unaudited)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest income
Interest and fees on loans	$111,076	$110,425	$106,514	$331,346	$308,857
Interest on investment securities:
Taxable interest income	10,779	11,291	12,936	34,798	39,415
Tax-exempt interest income	1,116	1,117	1,118	3,350	3,368
Other, principally overnight investments	8,438	5,942	3,283	17,351	10,546
Total interest income	131,409	128,775	123,851	386,845	362,186
Interest expense
Interest on deposits	46,420	44,744	32,641	130,299	78,887
Interest on borrowings	1,946	2,963	6,508	13,114	19,125
Total interest expense	48,366	47,707	39,149	143,413	98,012
Net interest income	83,043	81,068	84,702	243,432	264,174
Provision for credit losses	14,200	541	—	15,941	14,864
Net interest income after provision for credit losses	68,843	80,527	84,702	227,491	249,310
Noninterest income
Service charges on deposit accounts	4,320	4,139	4,661	12,327	13,012
Other service charges and fees	5,555	5,361	5,450	16,439	16,677
Presold mortgage loan fees and gains on sale	690	588	325	1,616	1,288
Commissions from sales of financial products	1,371	1,377	1,207	4,068	3,926
SBA loan sale gains	1,108	1,336	1,101	3,339	2,052
Bank-owned life insurance income	1,205	1,179	1,104	3,548	3,216
Securities losses, net	—	(186)	—	(1,161)	—
Other Income, net	(670)	854	1,329	900	2,777
Total noninterest income	13,579	14,648	15,177	41,076	42,948
Noninterest expenses
Salaries incentives and commissions expense	29,955	27,809	29,394	85,406	87,391
Employee benefit expense	6,495	6,703	6,539	19,467	19,097
Total personnel expense	36,450	34,512	35,933	104,873	106,488
Occupancy and equipment expense	4,856	4,850	5,003	15,294	15,042
Merger and acquisition expenses	—	—	—	—	13,506
Intangibles amortization expense	1,614	1,669	1,953	5,042	6,147
Other operating expenses	16,930	17,260	19,335	52,119	56,809
Total noninterest expenses	59,850	58,291	62,224	177,328	197,992
Income before income taxes	22,572	36,884	37,655	91,239	94,266
Income tax expense	3,892	8,172	7,762	18,575	19,809
Net income	$18,680	$28,712	$29,893	$72,664	$74,457
Earnings per common share:
Basic	$0.45	$0.70	$0.73	$1.76	$1.82
Diluted	0.45	0.70	0.73	1.76	1.81

Third Quarter 2024 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED BALANCE SHEETS
($ in thousands - unaudited)	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Assets
Cash and due from banks, noninterest-bearing	$74,034	$90,468	$100,891	$95,257
Due from banks, interest-bearing	670,407	517,944	136,964	178,332
Total cash and cash equivalents	744,441	608,412	237,855	273,589

Securities available for sale	1,907,458	1,867,211	2,189,379	2,100,406
Securities held to maturity	521,801	523,600	533,678	535,460
Presold mortgages and SBA loans held for sale	9,888	7,247	2,667	8,060

Loans	8,013,538	8,069,848	8,150,102	8,027,037
Allowance for credit losses on loans	(122,718)	(110,058)	(109,853)	(108,198)
Net loans	7,890,820	7,959,790	8,040,249	7,918,839

Premises and equipment, net	144,868	147,110	150,957	151,981
Accrued interest receivable	14,146	14,576	17,063	17,604
Goodwill	503,216	504,830	508,257	513,629
Other intangible assets, net	32,890	35,605	37,351	34,414
Bank-owned life insurance	187,236	186,031	183,897	182,764
Other assets	196,666	206,393	213,589	241,214
Total assets	$12,153,430	$12,060,805	$12,114,942	$11,977,960

Liabilities
Deposits:
Noninterest-bearing deposits	$3,350,237	$3,339,678	$3,379,876	$3,503,050
Interest-bearing deposits	7,154,692	7,148,151	6,651,723	6,732,353
Total deposits	10,504,929	10,487,829	10,031,599	10,235,403

Borrowings	91,694	91,513	630,158	401,843
Accrued interest payable	5,566	5,728	5,699	5,511
Other liabilities	73,716	71,393	75,106	77,520
Total liabilities	10,675,905	10,656,463	10,742,562	10,720,277

Shareholders’ equity
Common stock	970,450	967,239	963,990	962,644
Retained earnings	761,881	752,294	716,420	695,791
Stock in rabbi trust assumed in acquisition	(1,148)	(1,139)	(1,385)	(1,375)
Rabbi trust obligation	1,148	1,139	1,385	1,375
Accumulated other comprehensive loss	(254,806)	(315,191)	(308,030)	(400,752)
Total shareholders’ equity	1,477,525	1,404,342	1,372,380	1,257,683
Total liabilities and shareholders’ equity	$12,153,430	$12,060,805	$12,114,942	$11,977,960

Third Quarter 2024 Results

First Bancorp and Subsidiaries Financial Summary

TREND INFORMATION
	For the Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

PERFORMANCE RATIOS (annualized)
Return on average assets (1)	0.61%	0.96%	0.84%	0.98%	0.99%
Return on average common equity (2)	5.48%	8.75%	7.78%	9.68%	9.90%
Return on average tangible common equity (3)	8.30%	13.60%	12.13%	15.76%	15.98%

COMMON SHARE DATA
Cash dividends declared - common	$0.22	$0.22	$0.22	$0.22	$0.22
Book value per common share	$35.74	$34.10	$33.44	$33.38	$30.61
Tangible book value per share (4)	$23.91	$22.19	$21.49	$21.39	$18.57
Common shares outstanding at end of period	41,340,099	41,187,943	41,156,286	41,109,987	40,085,498
Weighted average shares outstanding - diluted	41,366,743	41,262,091	41,249,636	41,207,945	41,199,058

CAPITAL INFORMATION (estimates for current quarter)
Tangible common equity to tangible assets (5)	8.47%	7.90%	7.62%	7.56%	6.64%
Common equity tier I capital ratio	14.34%	13.99%	13.50%	13.20%	12.93%
Total risk-based capital ratio	16.44%	16.24%	15.85%	15.54%	15.26%

(1) Calculated by dividing annualized net income by average assets.
(2) Calculated by dividing annualized tangible net income (net income adjusted for intangible asset amortization, net of tax), by average common equity. See Appendix A for components of the calculation.

(3) Return on average tangible common equity is a non-GAAP financial measure. See Appendix A for components of the calculation and the reconciliation of average common equity to average TCE.
(4) Tangible book value per share is a non-GAAP financial measure. See Appendix B for a reconciliation of common equity to tangible common equity and Appendix C for the resulting calculation.
(5) Tangible common equity ratio is a non-GAAP financial measure. See Appendix B for a reconciliation of common equity to tangible common equity and Appendix D for the resulting calculation.

	For the Three Months Ended
INCOME STATEMENT ($ in thousands except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net interest income - tax-equivalent (1)	$83,765	$81,848	$80,005	$83,225	$85,442
Taxable equivalent adjustment (1)	722	733	731	741	740
Net interest income	83,043	81,115	79,274	82,484	84,702
Provision for credit losses	14,200	541	1,200	2,950	—
Noninterest income	13,579	14,601	12,896	14,542	15,177
Merger and acquisition expenses	—	—	—	189	—
Other noninterest expense	59,850	58,291	59,187	56,197	62,224
Income before income taxes	22,572	36,884	31,783	37,690	37,655
Income tax expense	3,892	8,172	6,511	8,016	7,762
Net income	18,680	28,712	25,272	29,674	29,893

Earnings per common share - diluted	$0.45	$0.70	$0.61	$0.72	$0.73

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed assuming a 23% tax rate and is reduced by the related nondeductible portion of interest expense.

Third Quarter 2024 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - QUARTERS

	For the Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
($ in thousands)	Average Volume	Average Rate	Interest Earned or Paid	Average Volume	Average Rate	Interest Earned or Paid	Average Volume	Average Rate	Interest Earned or Paid
Assets
Loans (1) (2)	$8,019,730	5.51%	$111,076	$8,070,815	5.50%	$110,425	$7,939,783	5.32%	$106,514
Taxable securities	2,493,924	1.72%	10,779	2,591,617	1.75%	11,291	2,885,443	1.78%	12,936
Non-taxable securities	290,939	1.53%	1,116	292,045	1.54%	1,117	295,403	1.50%	1,118
Short-term investments, primarily interest-bearing cash	684,634	4.90%	8,438	507,635	4.71%	5,942	284,678	4.58%	3,283
Total interest-earning assets	11,489,227	4.55%	131,409	11,462,112	4.52%	128,775	11,405,307	4.31%	123,851
Cash and due from banks	84,060			84,674			94,963
Premises and equipment	146,448			149,643			152,415
Other assets	406,878			358,852			353,093
Total assets	$12,126,613			$12,055,281			$12,005,778
Liabilities
Interest-bearing checking	$1,393,611	0.77%	$2,688	$1,397,367	0.70%	$2,424	$1,448,603	0.55%	$2,007
Money market deposits	4,173,884	3.32%	34,878	4,004,175	3.26%	32,411	3,530,532	2.63%	23,397
Savings deposits	549,132	0.23%	317	570,283	0.22%	317	646,782	0.19%	307
Other time deposits	626,341	3.00%	4,726	738,290	3.30%	6,053	646,798	2.48%	4,037
Time deposits >$250,000	390,208	3.89%	3,811	371,471	3.83%	3,539	359,884	3.19%	2,893
Total interest-bearing deposits	7,133,176	2.59%	46,420	7,081,586	2.54%	44,744	6,632,599	1.95%	32,641
Borrowings	97,150	7.97%	1,946	167,976	7.09%	2,963	438,808	5.88%	6,508
Total interest-bearing liabilities	7,230,326	2.66%	48,366	7,249,562	2.65%	47,707	7,071,407	2.20%	39,149
Noninterest-bearing checking	3,376,061			3,350,723			3,547,447
Other liabilities	75,197			76,713			83,675
Shareholders’ equity	1,445,029			1,378,283			1,303,249
Total liabilities and shareholders’ equity	$12,126,613			$12,055,281			$12,005,778
Net yield on interest-earning assets and net interest income		2.88%	$83,043		2.84%	$81,068		2.95%	$84,702
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		2.90%	$83,765		2.87%	$81,801		2.97%	$85,442
Interest rate spread		1.89%			1.87%			2.11%
Average prime rate		8.43%			8.50%			8.43%
(1)   Average loans include nonaccruing loans, the effect of which is to lower the average rate shown. Interest earned includes recognized net loan fees, including late fees, prepayment fees, and net deferred loan (cost)/fee amortization in the amounts of $(342,000), $(271,000)and $52,000 for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(2)   Includes accretion of discount on acquired loans of $2.0 million, $2.3 million and $3.2 million for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(3)   Includes tax-equivalent adjustments of $722,000, $733,000 and $740,000 for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively, to reflect the tax benefit that we receive related to tax-exempt securities and tax-exempt loans, which carry interest rates lower than similar taxable investments/loans due to their tax-exempt status. This amount has been computed assuming a 23% tax rate and is reduced by the related nondeductible portion of interest expense.

Third Quarter 2024 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - YEAR-TO-DATE

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
($ in thousands)	Average Volume	Average Rate	Interest Earned or Paid	Average Volume	Average Rate	Interest Earned or Paid
Assets
Loans (1) (2)	$8,064,480	5.49%	$331,346	$7,840,344	5.27%	$308,857
Taxable securities	2,633,093	1.77%	34,798	2,943,798	1.79%	39,415
Non-taxable securities	292,056	1.53%	3,350	296,985	1.52%	3,368
Short-term investments, primarily interest-bearing cash	490,782	4.72%	17,351	337,701	4.18%	10,546
Total interest-earning assets	11,480,411	4.50%	386,845	11,418,828	4.24%	362,186
Cash and due from banks	86,514			94,483
Premises and equipment	149,073			152,058
Other assets	381,806			369,968
Total assets	$12,097,804			$12,035,337
Liabilities
Interest-bearing checking	$1,398,137	0.71%	$7,472	$1,476,979	0.38%	$4,205
Money market deposits	3,961,707	3.21%	95,102	3,253,840	2.15%	52,263
Savings deposits	567,202	0.22%	942	683,741	0.14%	705
Other time deposits	694,469	3.12%	16,235	773,755	2.56%	14,807
Time deposits >$250,000	372,561	3.78%	10,548	338,797	2.73%	6,907
Total interest-bearing deposits	6,994,076	2.49%	130,299	6,527,112	1.62%	78,887
Borrowings	280,370	6.25%	13,114	453,694	5.64%	19,125
Total interest-bearing liabilities	7,274,446	2.63%	143,413	6,980,806	1.88%	98,012
Noninterest-bearing checking	3,346,669			3,665,313
Other liabilities	76,922			91,997
Shareholders’ equity	1,399,767			1,297,221
Total liabilities and shareholders’ equity	$12,097,804			$12,035,337
Net yield on interest-earning assets and net interest income		2.83%	$243,432		3.09%	$264,174
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		2.86%	$245,618		3.12%	$266,313
Interest rate spread		1.87%			2.36%
Average prime rate		8.48%			8.09%
(1)   Average loans include nonaccruing loans, the effect of which is to lower the average rate shown. Interest earned includes recognized net loan fees, including late fees, prepayment fees, and net deferred loan (cost)/fee amortization in the amounts of $(716,000) and $458,000 for the nine months ended September 30, 2024 and September 30, 2023, respectively.
(2)   Includes accretion of discount on acquired loans of $6.7 million and $10.4 million for the nine months ended September 30, 2024 and September 30, 2023, respectively.
(3)   Includes tax-equivalent adjustments of $2.2 million and $2.1 million for the nine months ended September 30, 2024 and September 30, 2023, respectively, to reflect the tax benefit that we receive related to tax-exempt securities and tax-exempt loans, which carry interest rates lower than similar taxable investments/loans due to their tax-exempt status. This amount has been computed assuming a 23% tax rate and is reduced by the related nondeductible portion of interest expense.

Third Quarter 2024 Results

Reconciliation of non-GAAP measures

APPENDIX A: Calculation of Return on TCE

	For the Three Months Ended
($ in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Net Income	$18,680	$28,712	$25,272	$29,674	$29,893
Intangible asset amortization, net of taxes	1,240	1,283	1,352	1,575	2,634
Tangible Net income	$19,920	$29,995	$26,624	$31,249	$32,527

Average common equity	$1,445,029	$1,378,284	$1,375,490	$1,280,812	$1,303,249
Less: Average goodwill and other intangibles, net of related taxes	(489,987)	(491,318)	(492,733)	(494,127)	(495,743)
Average tangible common equity	$955,042	$886,966	$882,757	$786,685	$807,506

Return on average common equity	5.48%	8.75%	7.78%	9.68%	9.90%
Return on average tangible common equity	8.30%	13.60%	12.13%	15.76%	15.98%

APPENDIX B: Reconciliation of Common Equity to TCE

	For the Three Months Ended
($ in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Total shareholders' common equity	$1,477,525	$1,404,342	$1,376,099	$1,372,380	$1,257,683
Less: Goodwill and other intangibles, net of related taxes	(489,139)	(490,439)	(491,740)	(493,211)	(494,681)
Tangible common equity	$988,386	$913,903	$884,359	$879,169	$763,002

APPENDIX C: Tangible Book Value Per Share

	For the Three Months Ended
($ in thousands except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Tangible common equity (Appendix B)	$988,386	$913,903	$884,359	$879,169	$763,002

Common shares outstanding	41,340,099	41,187,943	41,156,286	41,109,987	41,085,498
Tangible book value per common share	$23.91	$22.19	$21.49	$21.39	$18.57

APPENDIX D: TCE Ratio

	For the Three Months Ended
($ in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Tangible common equity (Appendix B)	$988,386	$913,903	$884,359	$879,169	$763,002

Total assets	12,153,430	12,060,805	12,091,597	12,114,942	11,977,960
Less: Goodwill and other intangibles, net of related taxes	(489,139)	(490,439)	(491,740)	(493,211)	(494,681)
Tangible assets ("TA")	$11,664,291	$11,570,366	$11,599,857	$11,621,731	$11,483,279
TCE to TA ratio	8.47%	7.90%	7.62%	7.56%	6.64%

Third Quarter 2024 Results
APPENDIX E: Adjusted EPS - diluted

	For the Three Months Ended	For the Nine Months Ended
	September 30, 2024	September 30, 2024

Net income	$18,680	$72,664
Impact of Hurricane Helene
Provision for credit losses	13,000	13,000
Building repairs and maintenance	300	300
Other	96	96
Total	13,396	13,396
Less, tax impact	(3,102)	(3,102)
After-tax impact of Hurricane Helene	10,294	10,294
Adjusted net income	$28,974	$82,958

Weighted average shares outstanding - diluted	41,366,743	41,294,137

EPS - diluted	$0.45	$1.76
Adjusted EPS - diluted	$0.70	$2.01